Exhibit 10.8

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 8, 2005, is entered into among HEALTH NET, INC., a Delaware corporation (the “Borrower”), the Lenders and BANK OF AMERICA, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders party thereto, and the Administrative Agent entered into that certain Credit Agreement dated as of June 30, 2004, as amended by that certain First Amendment to Credit Agreement dated as of March 2, 2005 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders have agreed to such modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 2 Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 Amendments to Section 1.01. Section 1.01 of the Existing Credit Agreement is hereby amended in the following respects:

(a) Clause (a)(v) of the definition of “Minimum Borrower Cash Flow Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

(v) the aggregate amount (such aggregate amount to be delineated on a Subsidiary-by-Subsidiary basis) of all other capital contributions by the Borrower into regulated Subsidiaries of the Borrower during such period (other than a Designated Capital Contribution)

(b) The following new definition is hereby added to the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

“Designated Capital Contribution” means any capital contribution from the Borrower to a regulated Subsidiary the proceeds of which are derived from the sale, transfer, lease or other disposition of the Borrower’s assets.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Amendment No. 2 Effective Date. This Amendment shall be and become effective as of the date hereof (the “Amendment No. 2 Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Required Lenders and the Administrative Agent.

SUBPART 3.3 Fees and Expenses. The Administrative Agent shall have received, on the date hereof, all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement and (b) the representations and warranties set forth in Article V of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct as of the date hereof (except for those which expressly relate to an earlier date).

SUBPART 4.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.4 References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 4.5 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.8 General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Credit Agreement as of the date first above written.

BORROWER:	HEALTH NET, INC., a Delaware corporation

By: /s/ Wisdom Lu
Name: Wisdom Lu
Title: Vice President, Treasurer and Chief Investment Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ KEVIN L. AHART
	Name:	Kevin L. Ahart
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender as a Lender

By:/s/ Joseph L. Coran
Name: Joseph L. Coran
Title: Senior Vice President

CITICORP USA, INC.

By: /s/ Peter C. Bickford
Name: Peter C. Bickford Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ DAWN LEE LUM
Name:	Dawn Lee Lum
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ JONATHAN ROLLINS
Name:	Jonathan Rollins, CFA
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ PHILIP M. ROESNOR
Name:	Philip M. Roesnor
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ M.D. Smith
Name: M.D. Smith
Title: Agent Operations